Exhibit 10.5

Investor: Khyati Mody Company:

Collab CA LLC

Date: 4/25/2023

1. Investment Amount: The investor will invest USD 25,000 in the company in exchange for a SAFE, which will convert into equity upon the occurrence of a future financing round or other triggering event.

2. Valuation Cap: The SAFE will have a valuation cap of [$50 million], which sets the maximum valuation at which the SAFE will convert into equity.

3. Discount Rate: The SAFE will have a discount rate of [75%], which will be applied to the valuation of the company at the time of the triggering event in order to calculate the price per share for the investor.

4. Conversion Event: The SAFE will convert into equity upon the occurrence of a future financing round or other triggering event, as defined below:

a. Financing Round: If the company raises at least [$10 mil] in a qualified financing round, as defined by the SAFE, the SAFE will convert into equity.

b. Other Triggering Event: In the event of a merger, acquisition, or IPO, the SAFE will convert into equity.

5. Governing Law: This agreement will be governed by the laws of [Delaware, the United State].

6. Representations and Warranties: The company makes the following representations and warranties to the investor:

a. The company is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization.

b. The company has the power and authority to enter into this agreement and to carry out its obligations hereunder.

c. The execution and delivery of this agreement by the company has been duly authorized by all necessary corporate action.

d. The company’s capitalization table is accurate and complete as of the date of this agreement.

e. There are no outstanding rights of first refusal, preemptive rights, or other restrictions on the company’s ability to issue equity securities.

7. Miscellaneous:

a. This agreement represents the entire agreement between the parties and supersedes all prior negotiations, understandings, and agreements.

b. This agreement may not be amended or modified except in writing signed by both parties.

c. This agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

d. This agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

By signing below, the parties agree to the terms of this agreement:

Investor:	/s/ Khyati Mody

Signed by

Name: Khyati Mody

Date: 5/8/2023

Company: Collab CA LLC Signed by

/s/ Qian Wang
Name:	Qian Wang
Title:	Founder/CEO

Date: 4/25/2023